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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated January 17, 2001 included in AvalonBay Communities, Inc.'s Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

                                                  /s/ ARTHUR ANDERSEN LLP

Vienna, Virginia
March 27, 2001